Exhibit 10.2

Execution Version

CHEMOCENTRYX, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made as of May 9, 2016 by and between CHEMOCENTRYX, INC., a Delaware corporation (the “Company”), and VIFOR (INTERNATIONAL) LTD., a corporation organized under the laws of Switzerland (the “Purchaser”). Capitalized terms used but not defined herein shall have the meaning given to them in that certain Collaboration and License Agreement (the “Collaboration and License Agreement”), dated as of the date hereof, entered into between the Company and the Purchaser.

AGREEMENT

WHEREAS, the Company and Purchaser are contemporaneously entering into the Collaboration and License Agreement pursuant to which the Company and Purchaser shall establish a collaboration for the continued development and, if successful, commercialization of products containing CCX168 in Europe, Central America, South America, Mexico, Canada, South Korea and Africa;

WHEREAS, in consideration for the inclusion of Mexico, Canada, and South Korea in the VIT Territory and the Exclusive CCX140 Negotiation Right granted to VIT in the Collaboration and License Agreement, VIT has agreed to purchase from ChemoCentryx that number of shares of common stock of ChemoCentryx equivalent to twenty-five million dollars ($25,000,000), at a price per share determined in accordance with Section 8.1(b) of the Collaboration and License Agreement;

NOW, THEREFORE, In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. Purchase and Sale of Stock.

(a) Sale of the Shares. The Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, Three Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three (3,333,333) shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a purchase price of Seven Dollars and Fifty Cents ($7.50) per Share. The aggregate purchase price of Twenty Four Million Nine Hundred Ninety Nine Thousand Nine Hundred Ninety Seven Dollars and Fifty Cents ($24,999,997.50) for the Shares purchased by the Purchaser hereunder is referred to as the “Aggregate Purchase Price.”

(b) Payment. At the Closing, subject to the terms and conditions herein:

(i) the Purchaser will pay the Aggregate Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing; and

(ii) the Company will deliver (or cause to be delivered) to the Purchaser:

(A) a book-entry statement confirming registration of the Shares in the Purchaser’s name in a book-entry account maintained by the transfer agent for the Common Stock, registered in the name of Vifor (International) Ltd.;

(B) a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying (i) the resolutions adopted by the Company’s Board of Directors approving the transactions contemplated by this Agreement and the issuance of the Shares and (ii) the current versions of the certificate of incorporation and bylaws of the Company; and

(C) a legal opinion of Latham & Watkins LLP, counsel to the Company, in the form attached hereto as Exhibit A.

(c) Closing. The closing (the “Closing”) of the purchase and sale of the Shares contemplated by this Agreement will take place on the date upon which the conditions set forth in Section 1(b) hereof are satisfied (the “Closing Date”) and will be held at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130.

2. Company Representations. In connection with the purchase and sale of the Shares, the Company represents and warrants to the Purchaser as of the date hereof, as follows:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority (i) to conduct its business in the manner in which it is currently being conducted, and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

(b) The Company has all necessary power and authority and has taken all actions necessary to enter into this Agreement and to carry out the transactions and perform the obligations contemplated hereby and thereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and, when executed and delivered by the Purchaser, will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) The execution, delivery and performance of this Agreement and the sale of the Shares by the Company do not and will not contravene, conflict with or result in a violation of any (i) federal, state or local law, statute, ordinance, rule, regulation, or published guidelines promulgated by, or any order, decree, or judgment issued by, any governmental or regulatory authority to which the Company or any of the assets owned or used by the Company is subject, (ii) any of the provisions of the Company’s organizational documents or any resolution adopted by the Company’s Board of Directors (or any committee thereof) or stockholders or (iii) any material agreement or other instrument or arrangement to which the Company is subject. No consent, order, authorization, approval, declaration or filing, including with or to any governmental or regulatory authority, is required on the part of the Company for or in connection with the execution, delivery or performance of this Agreement, other than (i) the filing of a Current Report on Form 8-K pursuant to Items 1.01 and 3.02 thereof and a Notice of Sale of Securities on Form D with the Securities and Exchange Commission, or (ii) such as have been made or obtained.

(d) There are no pending actions, suits, proceedings, arbitrations, writs, judgments, decrees, injunctions or similar orders of any governmental or regulatory authority (in each such case whether preliminary or final), hearings, assessments with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before any governmental or regulatory authority (collectively, “Actions or Proceedings”), and to the knowledge of the Company, no natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or governmental or regulatory authority has threatened to commence any Action or Proceeding, that challenges, or has the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement.

(e) The Company has not retained any broker in connection with the transactions contemplated hereunder. Purchaser has no, and will have no, obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Company.

(f) The Shares have been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable, free and clear of all liens, charges, claims, security interests, encumbrances, preemptive rights, rights of first refusal or similar restrictions. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g) The authorized capitalization of the Company consists of 200,000,000 shares of Common Stock, of which 43,693,814 shares were issued and outstanding as of May 6, 2016, and 10,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding. The Company has not issued any capital stock since the date it filed its Annual Report on Form 10-K for the year ended December 31, 2015 (the “Most Recent 10-K”), other than in connection with the exercise of options or the vesting of restricted stock units, in each case disclosed in the footnotes to the financial statements included in the Most Recent 10-K or awarded in the ordinary course of business since December 31, 2015. Other than the warrants, options, and restricted stock units disclosed in the footnotes to the financial statements included Most Recent 10-K and options and restricted stock units awarded in the ordinary course of business since December 31, 2015, the Company has no outstanding options, warrants, or other rights to subscribe for, or securities convertible into or exchangeable for, shares of Common Stock (or securities convertible into or exchangeable therefor). The sale and issuance of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any other person and will not result in a right of any holder of securities issued by the Company to adjust the exercise, conversion, or exchange price or ratio under any such securities. The Company is not a party to any stockholders, voting or similar agreement with any other person.

(h) Since January 1, 2015, as of the date hereof the Company has filed all reports, schedules, forms, statements and other documents required to have been filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by

GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(j) Except as specifically disclosed in SEC Reports filed prior to the date hereof, (i) since January 1, 2016, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined below), (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, and (iv) the Company has not declared or made any dividend or distribution of cash, shares of capital stock or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company).

For purposes of this Agreement, the term “Material Adverse Effect” means any change, event or occurrence that has had or is reasonably likely to have (i) a material adverse effect on the business, condition (financial or other), assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to timely perform its obligations under, or timely consummate any of the transactions contemplated by, this Agreement or the Collaboration and License Agreement, except to the extent that any such change, event or occurrence results from or arises out of changes occurring after the filing date of the Most Recent 10-K in general legal, regulatory, political, economic or business conditions or changes in GAAP or interpretations thereof occurring after such date that, in each case, generally affect the biotechnology or biopharmaceutical industries and have not had or would not be reasonably likely to have a disproportionate effect on the Company and its subsidiaries compared to other participants in the biotechnology or biopharmaceutical industries.

(k) There is no action, suit, proceeding or investigation pending, or to the knowledge of the Company, threatened which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Collaboration Agreement or any other agreement or instrument to be entered into in connection therewith or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any director or officer thereof is or has been the subject of any action, suit, proceeding or investigation involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to actions taken at the Company. There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation involving the Company by the Securities and Exchange Commission.

(l) Except as disclosed in the SEC Reports, since January 1, 2014, the Company and its subsidiaries have complied in all material respects with all federal, state, local and foreign laws, statutes, ordinances, rules, and regulations applicable to the Company and its subsidiaries

(m) The Company is not, and immediately after receipt of payment for the Shares, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

3. Investment Representations. In connection with the purchase and sale of the Shares, the Purchaser represents and warrants to the Company as of the date hereof, as follows:

(a) All corporate action on the part of the Purchaser, its officers and its directors necessary for the authorization, execution and delivery of this Agreement, the authorization of the purchase of the Shares and the performance of all obligations of the Purchaser hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Purchaser enforceable against it in accordance with its terms.

(b) The Shares to be issued to the Purchaser hereunder will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares issued to it.

(c) The Purchaser understands that the acquisition of the Shares by it involves substantial risk. The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

(d) The Purchaser is an accredited investor within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is not a person of the type described in Section 506(d) of Regulation D that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D and the Purchaser has truthfully completed the Private Placement “Bad Actor” Questionnaire attached hereto as Exhibit B.

(e) The Purchaser understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser represents that it is familiar with Rule 144 of the Securities and Exchange Commission and understands the resale limitations imposed thereby and by the Securities Act.

4. Restrictions on Transfer. The Purchaser hereby agrees that, during the Transfer Restriction Period (as hereinafter defined) it will not offer, pledge, sell, contract to sell, or otherwise transfer or dispose of the Shares or any shares of the Company’s Common Stock issued in respect thereof as a result of any stock split, stock dividend or similar transaction (a “Disposition”). The term “Transfer Restriction Period” means the period beginning on the closing date and ending on the earliest to occur of:

(a) the date that is five (5) years after the Closing Date;

(b) the first Regulatory Approval in the VIT Territory as defined in the Collaboration and License Agreement;

(c) the valid termination of the Collaboration and License Agreement, but not early than 3 years after the Closing Date;

(d) the approval of the dissolution of the Company by the Company’s Board of Directors; and

(e) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Securities Exchange Act.

Notwithstanding any other provision of this Section 4, this Section 4 shall not prohibit or restrict any Disposition by Purchaser or a Permitted Transferee (as hereinafter defined) (i) to a Permitted Transferee, (ii) pursuant to a tender offer by a third party that, if completed in accordance with its terms would result in a Change of Control (as defined in the Collaboration and License Agreement) or (iii) pursuant to an issuer tender offer by the Company. For purposes of this Section 4, the term “Permitted Transferee” means any corporation, limited liability company, limited partnership, association or other entity that controls, is controlled by or is under common control with the Purchaser; provided that as a condition to the Disposition, such entity shall have executed and delivered to the Company a consent to be bound by the restrictions set forth in Section 4 of this Agreement and Section 16.9 of the Collaboration and License Agreement.

5. Legends. The Purchaser understands that the Shares may bear one or more legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

(a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT UNLESS THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF SUCH ACT.

(b) THE SHARES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL OR OTHERWISE TRANSFER SUCH SECURITIES FOR THE PERIOD SPECIFIED IN A STOCK PURCHASE AGREEMENT DATED AS OF MAY 9, 2016 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF THE SHARES.

6. Tax Consequences. The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

7. Listing of Shares. In the manner and at the time required by the rules of the NASDAQ Stock Market (“NASDAQ”), the Company shall cause the Shares to be approved for listing on NASDAQ and shall use commercially reasonable efforts to cause the Shares to continue to be listed on NASDAQ for so long as they are owned by the Purchaser or a Permitted Transferee.

8. General Provisions.

(a) This Agreement shall be governed by the laws of the State of New York without reference to any rules of conflict of laws. This Agreement and the documents referred to herein represent the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and may only be modified or amended in writing signed by each of the parties.

(b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered in accordance with Section 16.7 of the Collaboration and License Agreement.

(e) Neither this Agreement, nor any rights or obligations hereunder may be assigned or otherwise transferred except in accordance with Section 16.5 of the Collaboration and License Agreement.

(f) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively but only if so expressly stated), only with the written consent of the Company and the Purchaser.

(g) Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to each of the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(h) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

(i) The Purchaser and the Company agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

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Execution Version

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

COMPANY:			PURCHASER:

CHEMOCENTRYX, INC.			VIFOR (INTERNATIONAL) LTD.

By:	/s/ Thomas J. Schall, Ph.D.		By:	/s/ Gianni Zampieri

	Name:	Thomas J. Schall, Ph.D.		Name:	Gianni Zampieri

	Title:	Chairman of the Board, President and Chief Executive Officer		Title:	Vice CEO

			By:	/s/ Dr. Oliver P. Kronenberg

			Name:	Dr. Oliver P. Kronenberg

			Title:	Group General Counsel

Signature Page to Stock Purchase Agreement

Execution Version

Exhibit A

(See attached.)

Execution Version

Exhibit B

(See attached.)